UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around January 20, 2023.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	failing to maintain and protect our brand, independence, and reputation;
•	liability related to cybersecurity and the protection of confidential information, including personal information about individuals;
•	liability for any losses that result from an actual or claimed breach of our fiduciary duties or failure to comply with applicable securities laws;
•	compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, or our investment advisory, ESG, and index businesses;
•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;
•	the failure to recruit, develop, and retain qualified employees and compensation expense associated with these activities in a period of inflation and rising wage scales in the markets where we operate;
•	inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event, including an outage of our database, technology-based products and services or network facilities;
•	failing to differentiate our products and services and continuously create innovative, proprietary and insightful financial technology solutions;
•	prolonged volatility or downturns affecting the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;
•	failing to maintain growth across our businesses in today's fragmented geopolitical, regulatory and cultural world;
•	liability relating to the information and data we collect, store, use, create, and distribute or the reports that we publish or are produced by our software products;
•	the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate;
•	the impact of the current COVID-19 pandemic and government actions in response thereto on our business, financial condition, and results of operations;
•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;
•	our indebtedness could adversely affect our cash flows and financial flexibility; and
•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: December 22, 2022

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a regular basis. The following answers respond to selected questions received through November 30, 2022. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Operating Margin

1)	Based on the disclosures, the significant YTD operating margin pressure has been primarily driven by headcount growth, merit-based wage increases, and higher bonus expense. What percentage of the cost structure is employee-related costs and how much has total compensation per employee increased in 2022? Can you please break down the drivers of the YTD operating margin contraction in terms of basis points?

Employee-related costs (including compensation and benefits, commissions, and stock-based compensation) accounted for roughly two-thirds of our overall cost structure in 2021, and, through the first nine months of 2022, that proportion was generally consistent. These costs per employee fell modestly during the first nine months of 2022 compared to the prior year period, due in part to foreign currency impact. After accounting for currency and adjustments for M&A-related costs, earnouts, and the reduction and shift of our China operations, employee-related costs per an average employee count were close to flat. The prior year bonus, resulting from strong performance relative to target in that period, created favorable variance for the year-to-date, which was offset by increases in other employee-related costs, including stock-based compensation.

Our operating margin declined from 14.7% for the first nine months of 2021 to 9.5% for the first nine months of 2022, a decline of 5.2 percentage points. The drivers of the change in operating margin are presented in the table below:

Percentage Point Impact on Operating Margin

First Nine Months of 2022 v. First Nine Months of 2021 (1)

Revenue	11.6%
Intangible amortization expense, M&A related expenses, and M&A-related earnouts (2)	1.6%
Severance and personnel expenses and transformation costs associated with the reduction and shift of our China operations (2)	-2.4%
Compensation and benefits (including severance) (3)	-7.4%
Stock-based compensation	-2.2%
Professional fees	-1.8%
Sales commissions	-1.4%
Travel and related	-1.0%
Advertising and marketing	-0.8%
Infrastructure costs and other (4)	-1.4%

Total percentage point change in operating margin	-5.2%

(1)	These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. We present adjusted operating margin to show the effect of significant acquisition activity, better compare period-over-period results, and improve overall understanding of the underlying performance of the business absent the impact of acquisitions.
(2)	These expenses are added back in our calculation of adjusted operating income and are excluded from the categories that follow.
(3)	Compensation and benefit costs include salaries, cash bonus, and company-sponsored benefits as well as severance expenses (excluding those related to the shift of our China operations).
(4)	Includes infrastructure costs such as third-party contracts with data providers, AWS cloud costs to house data collection and products, and subscriptions to SaaS-based software, as well as facilities, depreciation, and capitalized labor.

Headcount and Talent

2)	How is MORN thinking about headcount growth going forward given the sizeable increase in 2022 with Q3 headcount up 26%?

As you note, we’ve made significant investments in headcount through the first three quarters of 2022 to support growth initiatives across the business. Heading into 2023, we are slowing headcount growth except in our fastest growing product areas. Additionally, we are adding headcount in Wealth Management to support direct indexing and develop our open architecture TAMP, although at a slowing rate. Finally, the reduction and shift of our China operations will result in temporary additions to headcount as we hire replacement roles in other markets and continue to employ certain Shenzhen-based staff through the transition period. That transition is expected to be substantially complete by the end of the third quarter of 2023.

Morningstar Employee Turnover

3)	Has the company seen improvement in the 2022 employee turnover rate with the wage increases that have been implemented?

As of December 2021, our trailing 12-month average turnover (for permanent, full-time employees) was 18.5%, up from 11.8% in 2020. Through the first 11 months of 2022, the annualized rate is similar to full year turnover for 2021. Encouragingly, we’ve seen voluntary attrition decline in most markets, with a few exceptions, including our India office, which is experiencing higher turnover than the rest of our employee population. We’ve also continued to experience relatively high turnover in the Morningstar Sustainalytics product area given strong demand for ESG expertise. We will report full-year turnover in our 2022 Enterprise Sustainability Report.

Product Pricing

4)	Can you help us understand the historic approach to the pricing of contracts at different products? Does the pricing strategy differ by the maturity of the product? How much is dictated by industry pricing? How much pricing power is there in the different parts of the business?

Please discuss the pricing actions that the company has taken in 2022 while the cost base has increased significantly.  What level of price increase has the company taken across its portfolio and how much has pricing been a focus for the company?

We continuously enhance the value of products and services to meet our clients’ needs, and we generally expect to be compensated for the value we provide to our clients. Pricing has been a priority focus for us as we enter 2023 given the inflationary environment.

We believe that we have the most success achieving price increases with our license-based products. Price increases in these product areas are an important factor in annual and multi-year contracts. We review pricing annually and, like many of our competitors, we focus on increasing prices where we’ve added the most value; maturity of product does not generally factor into these assessments. We are generally implementing higher-than-typical annual price increases for 2023 where appropriate, reflecting the increased value we’re providing as well as increased input costs. Given these factors, we’re instituting price increases ranging from mid-single-digits for certain products to high-single-digits to low-double-digits for other products.

For DBRS Morningstar, we look at pricing across the life of a credit transaction including issuer-, transaction- and surveillance-related fees, with price increases varying by geography and product. We are also raising prices year-over-year in 2023 with the level of the increase depending on the product type and geography and generally coming in above typical annual increases.

In general, it’s more difficult to raise prices in the asset-based areas of the business where we’re getting paid in basis points on assets under management or advisement and where there’s widespread fee compression in the industry. In these areas, we believe our pricing is competitive and reflective of our value proposition.

Morningstar Sustainalytics

5)	How much of Morningstar Sustainalytics new client growth in the past 12 months has been with corporates versus institutional asset managers? Which client base does Morningstar believe is more important for future growth?

To give you a sense of growth trends in those two client segments, it’s helpful to look at trends in net new sales. Net new sales for Sustainalytics’ institutional investor clients (primarily large asset managers and pension funds) increased more than 60% year-to-date through September, while net new sales to corporates grew about 10% over the same period. Growth in the institutional investor segment was driven by demand for services that enable clients to successfully meet EU Action Plan requirements, impact solutions that allow clients to measure, manage, and report on the social and environmental impact of investments, and the expansion of our climate solutions. The lower growth rates in the corporate segment primarily reflected market conditions. Notably, the slowdown in debt issuance limited the growth of Second Party Opinions for green bonds, while we’ve seen stronger growth in the licensing of ESG Risk Ratings.

We view the institutional investor and corporate issuer client segments as equally important for the future growth and success of Sustainalytics and believe that they are interdependent. Our traditional institutional investor audience remains core to Sustainalytics as demand remains strong for high-quality ESG data and insights. Meanwhile, our success with institutional investors helps drive increasing demand from corporate issuers who license their Sustainalytics ESG rating for marketing, capital raising, investor relations, and human capital management purposes.  The credibility provided through a licensed Sustainalytics ESG rating is of high value to both public companies and non-public companies.

6)	Can you please provide some examples of where Morningstar Sustainalytics is adding unique, proprietary data to differentiate its offering from peers?

Morningstar Sustainalytics offers both proprietary ESG product methodologies and proprietary data sets.  The ESG information generally available in the market is unstructured, incomplete, and sometimes of low quality.  We collect ESG information, normalize it, and perform quality checks and analysis to put it into context. We also combine and perform calculations on ESG data points to create new proprietary data points and eventually ESG ratings.  Examples of our propriety ESG data sets include: company management indicators (evaluations of company policies, programs and management systems), controversies data (assessments of the degree of involvement in negative events like oil spills), impact metrics (e.g., gender data), climate performance data (e.g., greenhouse gas emissions and targets), and activity-based data (which identifies which positive and negative business activities companies are involved in and to what degree).  Most of the data sets cover a 16,000-company universe and in most cases, we deliver both current and historical data to clients.

7)	How much pricing power (if any) does Morningstar Sustainalytics have? Are annual price increases on average in line with, below, or above that of the rest of the business?

We believe we’re delivering value with our proprietary data and analytics and over time are raising prices commensurate with value. We’ve addressed high-level pricing trends for our license-based products in a response to a different question this month.

DBRS Morningstar

8)	How does the structural trend towards corporates using fewer rating agencies on debt issues affect DBRS Morningstar? Is this positive or negative for the businesses?

We’ve not observed this trend in the corporate markets we’re active in.

To provide some additional context, our competitive position in the corporate market varies by geography and sector. In Canada, we have a leading market position with a strong presence in corporate ratings with little client turnover. In the U.S., we are primarily active in the private/middle market sector and are focused on investment and growth in this area. Insurance companies play a larger role in this market and are not influenced in their credit rating agency selection by public indexes or legacy investor guidelines. By contrast, the public investment-grade sector in the U.S. is dominated by Moody’s and S&P, and, given that most non-insurance institutional mandates reference ratings provided by Moody’s, S&P, and Fitch, and use benchmarks that rely on these ratings, it remains difficult for DBRS Morningstar to compete. In Europe, the corporate markets are more open, and we have succeeded at establishing a growing position in this sector.

PitchBook

9)	You’ve provided estimates on the total addressable market in dollars for PitchBook. How do you think about the potential size of PitchBook’s market in terms of total licenses? Is it comparable to FactSet, for example? Bloomberg?

We discuss the methodology behind the total addressable market (TAM) for PitchBook and recent updates to the size of the total TAM in the response to a related question in July 2022. We build our estimate of the TAM based on the number of firms that meet our criteria and an estimate of average account revenue rather than building up from total licenses. To be included in the TAM, a firm must be active in at least one use case that PitchBook supports (three use cases for our companies client segment). Examples of use cases include identification of comparables and valuation work, deal sourcing, market intelligence, raising capital, etc.

We provided an estimate of PitchBook’s TAM at our May 2022 Annual Shareholder Meeting. (The presentation is available at shareholders.morningstar.com under Events and Presentations and the PitchBook discussion starts on page 83.) You can see from the large TAM ($4.9 billion) and our market share estimate that we have a lot of room for growth.

10)	How important is PitchBook to the future growth of Morningstar? Do you bundle PitchBook with other products or do you have plans to?

We view PitchBook as important to Morningstar’s future growth given the continued convergence of private and public markets, and the increased importance of private debt, which was a driver of our acquisition of LCD. As a result, we have made significant ongoing investments to support its growth.

We are starting to bundle additional capabilities into PitchBook, most notably Morningstar public equity data and ESG ratings, as well as the aforementioned LCD data. We see significant potential for future product integrations and collaborations across our entire portfolio, including with the recently announced launch of the Morningstar Unicorn Index, a joint offering built on PitchBook and Morningstar Indexes capabilities.

In addition, we engage strategically with our large enterprise clients and employ different strategies to bring together solutions across our entire portfolio of products. Both Morningstar and our clients see attractive opportunities to expand through the bundling of products and associated pricing strategies.

11)	Our firm is a PitchBook customer and we haven’t received a price increase for two years while nearly all of our other vendors have implemented meaningful price increases. Is Morningstar raising the price for PitchBook and what level of price increases are targeted? How often are PitchBook contracts renewed?

Most of PitchBook’s contracts are renewed on an annual basis. We instituted a price increase in July, so clients with contracts that were renewed earlier in the year will see an increase at their next renewal. We often generate additional growth by expanding licenses with a client and may not institute a straight price increase if there’s an increase in the total number of licenses. See the response to a related question for a discussion of how we’ve approached pricing in our license-based businesses.

Morningstar Founder

12)	Does the Mansueto family have any other indirect or direct holding in Morningstar aside from Joe’s disclosed stake?

All of Joe’s holdings are disclosed annually in Morningstar’s proxy statement and in Schedule 13G filed with the SEC. Both reports include an explanation of shares that are held by Joe indirectly or where his voting and investment rights are shared.

Capital Allocation

13)	How has Morningstar historically managed its cash? Has that changed in the current rate environment?

We continue to balance capital allocation priorities, and our approach has not changed. Historically, we have taken a conservative approach to managing cash and favor short-duration, high-quality, liquid investments. That said, we focus on maximizing yield in that framework through cash deposits or money market funds. In the current rate environment, we also remain focused on repayment of debt to minimize interest expense.

In addition to our cash and cash equivalents, we hold investments which include seed capital invested in Morningstar-run investment strategies.

Bonus Plan

14)	How are bonuses budgeted and set?

Our bonus pool funding is based on performance relative to financial targets tied to our annual budget. The bonus plan calculation is based on two performance measures: adjusted revenue and adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization). If adjusted revenue and adjusted EBITDA are realized at 100% of target, the bonus is funded at 100%. The pool increases or decreases based on performance against these goals, with a floor at 60% funding and no cap. For more details on the calculations of adjusted revenue and adjusted EBITDA and the funding formula, please refer to our 2022 proxy statement available at shareholders.morningstar.com.

Every employee who is not on a commission plan has a bonus target as part of their compensation target, with a payout that varies depending on company and individual performance. Our bonus pool is derived from the buildup of these individual targets. We record bonus expense quarterly, based on our realized results and the forecast for the remainder of the year.

Dividend and Capital Allocation

15)	What is your dividend policy? Do you target a payout ratio?

Dividends have consistently been an important part of our capital allocation policy and we are proud to have raised the dividend every year since its inception. We review our dividend policy and capital allocation regularly with our board. We just announced a 4.2% increase in our quarterly dividend payable in 2023 and a new $500 million share repurchase program (replacing the existing program from January 2021). While we don’t have a specific payout target, our average adjusted payout ratio since 2018 is in the mid-20s, with the payout defined as cash dividends paid divided by adjusted diluted net income. (The latter can be calculated by multiplying adjusted diluted net income per share by diluted shares outstanding, as reported in our releases.) That has allowed us to support dividend increases while satisfying other capital allocation objectives including reinvestment in the business, stock repurchases, debt repayment, and mergers and acquisitions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: December 22, 2022	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer